As filed with the Securities and Exchange Commission on January 5, 2010
Registration No. 333-163648

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	2834	76-0233274
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	2408 Timberloch Place, Suite B-7 The Woodlands, TX 77380 (281) 719-3400
	(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Joseph S. Podolski
 Chief Executive Officer
Repros Therapeutics Inc.
2408 Timberloch Place, Suite B-7
The Woodlands, TX  77380
(281) 719-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jeffrey R. Harder, Esq.
Winstead PC
24 Waterway Avenue, Suite 500
The Woodlands, TX  77380
(281) 681-5900

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $.001 per share Preferred Stock, par value $.001 per share Warrants
Total			$20,000,000	$1,116
(1)	Includes shares of common stock and preferred stock, as the case may be, issuable upon exercise of the warrants and common stock issuable upon conversion of the preferred stock registered hereby.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Subject to completion. Dated January 5, 2010.

PROSPECTUS

$20,000,000
Common Stock
Preferred Stock
Warrants

From time to time, Repros Therapeutics Inc. (“the Company”, "Repros," or "we," "us" or "our") may offer and sell shares of common stock or preferred stock, either individually or represented by warrants.  We may also offer common stock issuable upon the conversion of preferred stock.  The total amount of these securities will have an initial aggregate offering price of up to $20,000,000. As a result:

▪	we will provide this prospectus and a prospectus supplement each time we sell the securities;

▪	the prospectus supplement will inform you about the specific terms of that offering and may also add, update or change information contained in this prospectus; and

▪
you should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest in our securities.

Our common stock is quoted on the NASDAQ Global Market under the trading symbol “RPRX.” On December 30, 2009, the last reported sale price of our common stock on the NASDAQ Global Market was $0.82 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $16,055,327 based on 25,538,598 shares of outstanding common stock, of which 22,299,065 shares are held by non-affiliates, and a per share price of $0.72 based on the closing sale price of our common stock on December 8, 2009.  We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The securities may be sold directly by us to purchasers, to or through underwriters or dealers designated from time to time, or through agents designated from time to time. For additional information on the methods of sale, you should refer to “Plan of Distribution” in this prospectus and to the accompanying prospectus supplement. If any underwriters are involved in a sale of the securities, their names and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from the sale will also be set forth in a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE “RISK FACTORS” CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008, UPDATES IN PART II ITEM 1A OF OUR FORM 10-Q FILINGS AND IN OUR FUTURE FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS.  SEE THE SECTION ENTITLED “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS.

The date of this prospectus is January 5, 2010

Table of Contents

ABOUT THIS PROSPECTUS	1
ABOUT REPROS THERAPEUTICS INC.	1
RISK FACTORS	5
FORWARD-LOOKING INFORMATION	5
USE OF PROCEEDS	6
DESCRIPTION OF CAPITAL STOCK	7
DESCRIPTION OF WARRANTS	8
PLAN OF DISTRIBUTION	9
LEGAL MATTERS	11
EXPERTS	11
WHERE YOU CAN FIND MORE INFORMATION	11
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS	II-1
SIGNATURES	II-6
POWER OF ATTORNEY	II-6
INDEX TO EXHIBITS	II-8

Opinion of Winstead PC

Consent of PricewaterhouseCoopers LLP

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may offer and sell shares of common stock or preferred stock, either individually or represented by warrants.  We may also offer common stock issuable upon the conversion of preferred stock.  The total amount of these securities will have an initial aggregate offering price of up to $20,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.”

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “the Company,” “Repros,” “we,” “us,” “our” or similar references mean Repros Therapeutics Inc.

ABOUT REPROS THERAPEUTICS INC.

Overview

The Company was organized as a Delaware corporation on August 20, 1987.  We are a development stage biopharmaceutical company focused on the development of oral small molecule drugs for major unmet medical needs associated with male and female reproductive disorders.  The clinical trials relating to Proellex® have been placed on clinical hold by the FDA due to safety-related concerns resulting from elevated liver enzymes in a number of patients enrolled in the clinical trials.  Completion of our ongoing clinical trial activities relating to our other product candidate, Androxal®, is subject to, among other things, adequate cash being available.

As of September 30, 2009, we had accumulated losses of $173.1 million, approximately $2.5 million in cash and cash equivalents, and our accounts payable and accrued expenses were approximately $12.2 million.  As a result of the October 29, 2009 settlement agreement with certain of our creditors to issue them shares of our common stock and cash as payment in full for our then-outstanding liabilities with such creditors (See “Recent Developments – Settlement with Trade Creditors” below), subsequent to September 30, 2009, we have reduced the amount of our accounts payable and accrued expenses by approximately $8.7 million.  Notwithstanding, the amount of cash on hand is not sufficient to continue to fund our ongoing clinical trials of Androxal®, complete all necessary activities relating to the suspension of our clinical trial program for Proellex®, and pay our accounts payable and accrued expenses as well as our normal corporate overhead and expenses.  The foregoing and other matters raise substantial doubt about our ability to continue as a going concern.

We continue to explore potential additional financing alternatives that may allow us to maintain our current reduced level of operations; however, there can be no assurance that we will be successful in raising any such additional funds on a timely basis or at all.  Significant additional capital will be required for us to continue development of either of our product candidates.  Failure to raise sufficient funds before the second quarter of 2010 will likely result in the filing of bankruptcy and dissolution of the Company.

Our current product candidates consist of the following:

Androxal® (male reproductive health)

We believe our product candidate for male reproductive health, Androxal®, is a new chemical entity. Androxal® is a single isomer of clomiphene citrate and is an orally active proprietary small molecule compound.

We are developing Androxal® for men of reproductive age with low testosterone levels who want to maintain their fertility while being treated for their low testosterone condition. During the second quarter of 2008, we initiated a Phase 2b proof-of-concept clinical trial in which we are monitoring the effects of Androxal® on male fertility and testicular function in patients being treated for low testosterone as compared to Testim®, a popular marketed topical testosterone medication. On October 6, 2009 we announced that Androxal was able to maintain sperm counts in men being treated for their low testosterone levels. Testim® resulted in suppressed sperm levels while men were being treated with that topical gel. We recently submitted a request for a Type C meeting with the FDA and expect to hold a meeting with the FDA in late January, 2010, provided that sufficient funds can be raised to continue development of this product. Given that there is currently an acceptable treatment regimen for men with low testosterone, there is significant uncertainty as to whether or not an additional approach such as Androxal® would be approved by the FDA or accepted in the market.  At this time it is too early in the clinical development process to estimate when or even if an NDA for Androxal® will be submitted for this indication.

In April 2008, we submitted a White Paper, based on the results from a previously conducted non-pivotal Phase 2 clinical trial with Androxal® for the treatment of testosterone deficiency due to secondary hypogonadism, to the FDA's Division of Reproductive and Urology Products. The data demonstrated that in subjects with serum glucose levels of greater than 105 mg/dL, there was a statistically significant reduction in fasting serum glucose and a higher response rate in the treatment group with Androxal® as compared with groups receiving either placebo or Androgel®, the current standard of care for the treatment of testosterone deficiency. In November 2008, after the FDA reviewed this paper we received guidance suggesting that we open a new IND with the Division of Metabolic and Endocrine Products, or DMEP, for the investigation of Androxal® as a potential treatment for type 2 diabetes. Provided that sufficient cash is available, we plan to submit a new IND for this indication to the DMEP in the fourth quarter of 2009. Should we raise adequate funds to continue our operations, we anticipate conducting a Phase 2b proof-of-concept clinical trial with Androxal® for glucose regulation after receiving additional feedback from the FDA. At this time it is too early in the clinical development process to estimate when or even if a NDA for Androxal® will be submitted for this indication. The plan to develop Androxal® in this new indication replaces our previously announced plan to develop Androxal® in men with adult-onset idiopathic hypogonadotrophic hypogonadism, or AIHH, with concomitant plasma glucose and lipid elevations, all of which are components of Metabolic Syndrome.

We were previously developing Androxal® in the United States to treat testosterone deficiency due to secondary hypogonadism by restoring normal testosterone production in males with functional testes and diminished pituitary function, a common condition in the aging male. After a Type "C" meeting held with the FDA on October 15, 2007, we believed that there was no clear clinical path to develop Androxal® for this indication in the U.S. Androxal® might be developed outside of the U.S. for this indication if our future financial resources are sufficient.

Proellex® (female reproductive health)

Proellex®, our product candidate for female reproductive health, is a new chemical entity that acts as a selective blocker of the progesterone receptor and is being developed for the treatment of symptoms associated with uterine fibroids and endometriosis.  However, as a result of the recent liver toxicity exhibited by Proellex®, all ongoing clinical trial activities have been put on hold by the FDA.  There is currently no FDA-approved orally administered drug treatment for the long-term treatment of uterine fibroids or endometriosis.

Our estimates regarding the timing of our Proellex® clinical development program are completely on hold at this time in light of the FDA clinical hold and our recent discontinuation of ongoing clinical trials. In addition, any future development efforts are totally dependent on our ability to raise sufficient capital or find an appropriate partner to proceed and on decisions by the FDA regarding the current clinical hold on Proellex® clinical trials. If the FDA were to lift the clinical hold on Proellex®, and if the FDA requires a lower dosage of Proellex® to be used for future clinical trials, the Company would be required to commence Phase 2 studies again with the required lower dosage, thereby resulting in extensive additional costs and delays. The length of time required to complete Phase 1, Phase 2 and Phase 3 clinical trials and long-term Open Label Safety Trials may vary substantially according to factors relating to the particular trial, such as the type and intended use of the drug candidate, the clinical, trial design and the ability to enroll suitable patients. We have also, in the past, had difficulty recruiting patients into our Proellex® clinical trials primarily due to the various test procedures that are required, including multiple endometrial biopsies. Recruiting patients would likely be even more difficult due to the recent liver toxicity exhibited by Proellex®.

Business Strategy

Provided we are able to obtain sufficient funds to continue our business, we plan to focus our clinical program on Androxal® to determine if a clear clinical path can be realized with the FDA.

Should the FDA permit the resumption of the Proellex® clinical trials, we will assess whether there are sufficient funds available to continue development ourselves of such product candidate or whether such program would be more appropriately funded by a corporate partner.  Therefore, we will continue to explore corporate partnering opportunities for assistance in the clinical development funding and commercialization of our products, as appropriate; however, there can be no assurance that a corporate partnering opportunity will be found.

Risks Affecting Us

Our business is subject to numerous risks as discussed more fully in “Risk Factors” below.  We are exploring various financing alternatives to address our short term liquidity needs. No assurance can be given that we will be successful in obtaining financing on acceptable terms or at all.  We anticipate that if we are able to secure financing, that such financing will result in significant dilution of the ownership interests of our current stockholders and may provide certain rights to the new investors senior to the rights of our current stockholders, including but not limited to voting rights and rights to proceeds in the event of a sale or liquidation of the Company.  In the event that we are unable to obtain adequate financing to meet our short term liquidity needs, we will pursue other options, including but not limited to, reductions of expenses, sale of the Company, sale or license of a portion or all of our assets, a bankruptcy filing or the liquidation of the Company.

In addition, we have recently suspended dosing in the clinical trials of Proellex®, have not received regulatory approval for any of our product candidates, have not successfully earned any significant commercial revenues from any of our product candidates and may never launch either of our product candidates.  If we cannot resume dosing in the clinical trials of Proellex® or do not successfully commercialize any of our product candidates, we will be unable to achieve our business objectives.  In addition, the reported results of our clinical trials completed to date may not be indicative of results that will be achieved in later-stage clinical trials involving larger and more diverse patient populations.  As of September 30, 2009, we had an accumulated deficit of approximately $173.1 million, accounts payable and accrued expenses of approximately $12.2 million and cash and cash equivalents of approximately $2.5 million.  As a result of the October 29, 2009 settlement agreement with certain of our creditors to issue them shares of our common stock and cash as payment in full for our then-outstanding liabilities with such creditors (as described below) we have reduced the amount of our accounts payable and accrued expenses by approximately $8.7 million.  Notwithstanding, there is a substantial doubt about our ability to continue as a going concern and we expect to continue to incur significant losses over the next several years, and we may never become profitable.  Our financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Corporate Information

Our principal executive offices are located at 2408 Timberloch Place, Suite B-7, The Woodlands, Texas, 77380, and our telephone number is (281) 719-3400. We maintain an internet website at www.reprosrx.com.  The information on our website or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and all amendments to such reports are made available free of charge through the Investor Relations section of our website as soon as reasonably practicable after they have been filed or furnished with the Securities and Exchange Commission.

Recent Developments

General

On September 11, 2009, we completed a direct registered offering of 1.5 million shares of our common stock at a purchase price of $0.65 per share for aggregate proceeds after expenses of approximately $869,000.  On October 13, 2009, we completed a direct registered offering of 3.5 million shares of our common stock at a purchase price of $1.27 per share for aggregate proceeds after expenses of approximately $4.1 million.  Such registered direct offerings resulted in an aggregate of approximately $5.0 million net proceeds to us.  The shares of common stock offered by us in such offerings were registered under our prior shelf registration statement on Form S-3 (File No. 333-155265), which was filed with the Securities and Exchange Commission on November 10, 2008 and declared effective by the Securities and Exchange Commission on November 26, 2008.

On October 29, 2009, Katherine A. Anderson was engaged as the Chief Accounting Officer of the Company.

Effective October 29, 2009, Dr. Paul Lammers, resigned his position of President.

Effective October 30, 2009, the Company eliminated the position of Senior Vice President of Regulatory and Clinical Affairs held by Dr. Andre van As.  The Company is obligated to pay Dr. van As, under his employment contract, salary and benefits for six months.  Dr. Jean Fourcroy, member of the Company’s Board of Directors and former Medical Officer at the FDA’s Division of Reproductive and Urological Products, has agreed to serve as Company’s Chief Medical Officer on an as needed basis.

O n November 6, 2009, the Company received notification from the NASDAQ Stock Market that it has not regained compliance with NASDAQ Listing Rules 5450(b)(2)(A) or 5450(b)(3)(A) and,  as a result,  its securities will be delisted from the NASDAQ Global Market.   Pursuant to the NASDAQ procedural rules, the Company appealed  such determination and on December 3, 2009, an oral hearing  was held to determine whether its securities will continue to be listed on the NASDAQ Global Market.   At such hearing the Company requested that its securities be moved to the NASDAQ Capital Market if the appeal is not successful. On December 15, 2009, the Company received another notification from the NASDAQ Stock Market that it has not regained compliance with NASDAQ Listing Rule 5450(b)(2)(C), which further subjects the Company's securities to delisting from the NASDAQ Stock Market  as a result of the market value of its publicly-held shares being below $15 million.  The Company previously addressed the deficiency associated with such Listing Rule in its December 3rd oral hearing and is awaiting the decision from NASDAQ Listing Qualifications Panel regarding such deficiency.  There can be no assurance that our appeal will be successful to remain on the NASDAQ Global Market or that the Company will be allowed to move its securities to the NASDAQ Capital Market.

On December 15, 2009, the Company also received notice from NASDAQ that its securities did not meet the minimum $1 bid price requirement and that it securities would be delisted if such price was not met, for 10 continuous trading days, within six months of such letter.  The Company anticipates that it will have some developments relating to its product candidates on or before such date that could result in the stock price moving above $1 per share, however, there can be no assurance that  such result  will be successful  in achieving compliance with such rule by such date .

On November 12, 2009, Dr. Jaye Thompson was appointed to our board of directors and to serve as a member of the audit committee of our board of directors.

On November 12, 2009, Mark Lappe resigned his position as a member of the Company’s board of directors and chairperson of the board of directors.  Nola E. Masterson, a member of the Company’s board of directors since 2004, has been appointed as chairperson of the Company’s board of directors.

On November 16, 2009, our board of directors elected Joseph S. Podolski as President of the Company.

On November 17, 2009, our stockholders approved an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock from 30 million to 75 million.

Settlement with Trade Creditors

On October 29, 2009, we entered into a Master Settlement Agreement and Releases (the “Settlement Agreement”) with certain trade creditors, pursuant to which we issued 5,361,194 shares of our common stock, at $1.10 per share, and paid approximately $2.77 million in cash to such creditors as payment in full for our then-outstanding liabilities of approximately $8.7 million and for the release of the claims held by and the dismissal of the litigation commenced by such creditors against the Company.  On December 4, 2009, we filed a registration statement on Form S-3 to register the resale of the shares of common stock issued under the Settlement Agreement by such creditors.  Under the Settlement Agreement, we agreed to refrain from selling any shares for any primary public offering or other offering of our equity securities during the ten business days immediately following the effective date of such registration statement, in order to provide such creditors an opportunity to sell their shares issued under the Settlement Agreement.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should consider carefully the risk factors in any prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, updates in Part II, Item 1A of our Form 10-Q filings, and in our future filings with the Securities and Exchange Commission, as well as other information in this prospectus and any prospectus supplement and the documents incorporated by reference herein or therein, before purchasing any of our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

FORWARD-LOOKING INFORMATION

Some of the statements contained (i) in this prospectus and any accompanying prospectus supplement or (ii) incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created by the Securities Litigation Reform Act of 1995. Examples of these forward-looking statements include, but are not limited to:

▪	our ability to continue as a going concern and to raise additional capital before the second quarter of 2010 on acceptable terms or at all;

▪	our ability to successfully defend the recently filed class action lawsuits;

▪	our ability to maintain the Company’s listing on the NASDAQ Global Market;

▪	whether a clear clinical path for Androxal® can be realized;

▪	the removal of the current clinical hold on further clinical trials for Proellex® by the Food and Drug Administration, or FDA, and the reestablishment of safe dosing in clinical trials for Proellex®;

▪	having available funding for the continued development of Proellex® and Androxal®;

▪	uncertainty related to our ability to obtain approval of our products by the FDA and regulatory bodies in other jurisdictions;

▪	uncertainty relating to our patent portfolio;

▪	market acceptance of our products and the estimated potential size of these markets;

▪	dependence on third parties for clinical development and manufacturing;

▪	dependence on a limited number of key employees;

▪	competition and risk of competitive new products;

▪	volatility in the value of our common stock;

▪	volatility in the financial markets generally; and

▪	any other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission.

While these forward-looking statements made by us are based on our current intent, beliefs and judgments, they are subject to risks and uncertainties that could cause actual results to vary from the projections in the forward-looking statements. You should consider the risks below carefully in addition to other information contained in this report before engaging in any transaction involving our securities. If any of these risks occur, they could seriously harm our business, financial condition or results of operations. In such case, the trading price of our securities could decline, and you may lose all or part of your investment.

In addition, in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus, the words “believe,” “should,” “predict,” “future,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “potential,” “continue,” or “opportunity,” or other words and terms of similar meaning, as they relate to us, our business, future financial or operating performance or our management, are intended to identify forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds we receive from the sale of the securities offered by us under this prospectus will be used for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock and 5,000,000 shares of preferred stock, of which 500,000 shares are designated the Series One Junior Participating Preferred Stock.  As of December 30, 2009, 25,538,598 shares of our common stock, par value $0.001 per share, and no shares of our preferred stock, were outstanding.

Common Stock

The issued and outstanding shares of common stock are, and the shares of common stock that we may issue in the future will be, validly issued, fully paid and nonassessable. Holders of our common stock are entitled to share equally, share for share, if dividends are declared on our common stock, whether payable in cash, property or our securities. The shares of common stock are not convertible and the holders thereof have no preemptive or subscription rights to purchase any of our securities. Upon liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share equally, share for share, in our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of any series of preferred stock then outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting. Except as otherwise required by law or our Restated Certificate of Incorporation, the holders of common stock vote together as a single class on all matters submitted to a vote of stockholders.

Our common stock is currently listed on the NASDAQ Global Market under the symbol “RPRX.”

Preferred Stock

We may issue shares of preferred stock in series and may, at the time of issuance, determine the designations, preferences, conversion rights, cumulative, relative, participating optional or other rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of shares of common stock. Upon the affirmative vote of a majority of the total number of directors then in office, our board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of common stock or preferred stock. Warrants may be issued independently or together with any shares of common stock or preferred stock and may be attached to or separate from such shares of common stock or preferred stock. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent. The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

▪	the title of the warrants;

▪	the price or prices at which the warrants will be issued;

▪	the periods during which the warrants are exercisable;

▪	the number of shares of common stock or preferred stock for which each warrant is exercisable;

▪	the exercise price for the warrants, including any changes to or adjustments in the exercise price;

▪	if applicable, the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;

▪	any listing of the warrants on a securities exchange or automated quotation system;

▪	if applicable, a discussion of material United States federal income tax consequences and other special considerations with respect to any warrants; and

▪	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

PLAN OF DISTRIBUTION

We are registering securities which may be sold from time to time after the date of this prospectus.  We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  One or more prospectus supplements will describe the terms of the offering of the securities, including:

▪	the name or names of any agents or underwriters;

▪	the purchase price of the securities and the proceeds we will receive from the sale;

▪	any over-allotment options under which underwriters may purchase additional securities from us;

▪	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

▪	any discounts or concessions allowed or reallowed or paid to dealers; and

▪	any securities exchange or market on which the common stock or other securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement if they are to purchase any of such offered shares. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter, the nature of any such relationship.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve exercise by underwriters of an over-allotment option or purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Our common stock is quoted on the NASDAQ Global Market. One or more underwriters may make a market in our common stock or other securities, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our common stock or other securities.

Any underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the securities on the NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Winstead PC, The Woodlands, Texas. Jeffrey R. Harder, a member of the law firm Winstead PC, beneficially owned as of December 8, 2009, an aggregate of 11,899 shares of our common stock. Mr. Harder also holds options to purchase 52,500 shares of our common stock.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for the copying cost. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the public reference room. Our Securities and Exchange Commission filings are also available at the Securities and Exchange Commission’s website at http://www.sec.gov.

The Securities and Exchange Commission allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the Securities and Exchange Commission prior to the date of this prospectus, while information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Securities Exchange Act of 1934, as amended.

The following documents filed with the Securities and Exchange Commission are incorporated by reference in this prospectus:

▪	our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 16, 2009;

▪
our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, 2009 and September 30, 2009 filed with the Securities and Exchange Commission on May 11, August 17, and November 9, 2009, respectively, as amended by our Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2009 filed with the Securities and Exchange Commission on August 18, 2009;

▪
our Current Reports on Form 8-K (other than information furnished rather than filed), filed with the Securities and Exchange Commission on January 13, 2009, January 27, 2009, February 3, 2009, February 24, 2009, March 9, 2009, March 12, 2009, March 16, 2009, March 17, 2009, March 20, 2009, April 20, 2009, May 11, 2009, May 20, 2009, May 27, 2009, June 8, 2009, July 2, 2009, July 8, 2009, July 10, 2009, July 23, 2009, August 3, 2009, August 7, 2009, August 11, 2009, August 18, 2009, September 10, 2009, September 21, 2009, September 30, 2009, October 14, 2009, November 3, 2009, November 9, 2009, November 10, 2009, November 17, 2009; November 19, 2009 and December 21, 2009, as amended by our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on December 22, 2009; and

▪
the description of our common stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on February 2, 1993, including all amendments and reports filed for the purpose of updating such information.

Information furnished to the Securities and Exchange Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K, and any exhibit relating to such information, filed prior to, on or subsequent to the date of this prospectus is not incorporated by reference into this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Repros Therapeutics Inc., Attention: Secretary, 2408 Timberloch Place, Suite B-7, The Woodlands, Texas 77380. Our telephone number is (281) 719-3400.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

Securities and Exchange Commission registration fee	$1,116
Accounting fees and expenses	100,000
Legal fees and expenses	75,000
Printing, transfer agent and miscellaneous expenses	100,000
Total:	$276,116

Item 15. Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law, or Delaware law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Our Restated Certificate of Incorporation and Restated Bylaws require us to indemnify our directors to the fullest extent permitted under Delaware law or any other applicable law in effect, but if such statute or law is amended, we may change the standard of indemnification only to the extent that such amended statute or law permits us to provide broader indemnification rights to our directors. We must indemnify such officers and employees in the same manner and to the same extent that we are required to indemnify our directors under our Restated Certificate of Incorporation and Restated Bylaws. Our Restated Certificate of Incorporation limits the personal liability of a director to us or our stockholders to damages for breach of the director’s fiduciary duty.  Pursuant to indemnification agreements we entered into with each of our directors, we are further required to indemnify our directors to the fullest extent permitted under Delaware law and our Restated Bylaws; provided that each such director shall enjoy the greater of (i) the advancement and indemnification rights permitted under our Restated Certificate and Restated Bylaws for directors and officers as of the date of such indemnification agreement or (ii) the benefits so afforded by amendments thereto.

The underwriting agreement that we might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of Repros, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act of 1933.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Identification of Exhibit
1.1	Form of Underwriting Agreement.(1)

3.1(a)	Restated Certificate of Incorporation. Exhibit 3.3 to the Company’s Registration Statement on Form SB-2 (No. 33-57728-FW), as amended (“Registration Statement”), is incorporated herein by reference.
3.1(b)	Certificate of Amendment to Restated Certificate of Incorporation. Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 1, 2006 is incorporated herein by reference.

3.1(c)
Certificate of Designation of Series One Junior Participating Preferred Stock dated September 2, 1999. Exhibit A to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A as filed with the Commission on September 3, 1999 (the “Rights Plan Registration Statement”), is incorporated herein by reference.

3.1(d)
Certificate of Amendment to Restated Certificate of Incorporation, dated as of December 16, 2008. Exhibit 3.1(d) to the Company’s Current Report on Form 8-K dated December 23, 2008 is incorporated herein by reference.

3.1(e)
Certificate of Amendment to Restated Certificate of Incorporation, dated as of November 18, 2009. Exhibit 3.1(e) to the Company’s Current Report on Form 8-K dated November 19, 2009 is incorporated herein by reference.

3.2	Restated Bylaws of the Company. Exhibit 3.4 to the Registration Statement is incorporated herein by reference.

4.1	Specimen Common Stock Certificate, $.001 par value, of the Company. Exhibit 4.1 to the Registration Statement is incorporated herein by reference.

4.2
Rights Agreement dated September 1, 1999 between the Company and Computershare Investor Services LLC (as successor in interest to Harris Trust & Savings Bank), as Rights Agent. Exhibit 4.1 to the Rights Plan Registration Statement is incorporated herein by reference.

4.3
First Amendment to Rights Agreement, dated as of September 6, 2002, between the Company, Harris Trust & Savings Bank and Computershare Investor Services LLC. Exhibit 4.3 to Amendment No. 1 to the Rights Plan Registration Statement on Form 8-A/A as filed with the Commission on September 11, 2002 is incorporated herein by reference.

4.4
Second Amendment to Rights Agreement, dated as of October 30, 2002, between the Company and Computershare Investor Services LLC. Exhibit 4.4 to Amendment No. 2 to the Rights Plan Registration Statement on Form 8-A/A as filed with the Commission on October 31, 2002 is incorporated herein by reference.

4.5
Third Amendment to Rights Agreement, dated as of June 30, 2005, between the Company and Computershare Trust Company, N.A. Exhibit 4.4 to the Company’s Current Report on Form 8-K as filed with the Commission on June 30, 2005 is incorporated herein by reference.

4.6
Fourth Amendment to Rights Agreement, dated as of January 9, 2008, between the Company and Computershare Trust Company, N.A. Exhibit 4.5 to the Company’s Current Report on Form 8-K as filed with the Commission on January 10, 2008 is incorporated herein by reference.

4.7
Fifth Amendment to Rights Agreement, dated as of October 10, 2008, between the Company and Computershare Trust Company, N.A. Exhibit 4.6 to the Company’s Current Report on Form 8-K as filed with the Commission on October 10, 2008 is incorporated herein by reference.

4.8	Form of Rights Certificate. Exhibit B to Exhibit 4.1 to the Rights Plan Registration Statement is incorporated herein by reference.

+5.1	Opinion of Winstead PC.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

+23.2	Consent of Winstead PC (included in Exhibit 5.1).

+24.1	Power of Attorney (included in the signature page of this registration statement when initially filed).

*  Filed herewith.
+  Previously filed.

(1)  To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference as applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4)     That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)      That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)     That:  (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, Montgomery County, State of Texas, on January 5, 2010.

REPROS THERAPEUTICS INC.

By:	/s/ Joseph S. Podolski
Joseph S. Podolski
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Joseph S. Podolski	President and Chief Executive Officer	January 5, 2010
Joseph S. Podolski	and Director

/s/ Katherine A. Anderson	Principal Financial Officer and Chief Accounting Officer	January 5, 2010
Katherine A. Anderson

*	Director	January 5, 2010
Daniel F. Cain

*	Director	January 5, 2010
Jean L. Fourcroy, M.D., Ph.D., M.P.H.

*	Director	January 5, 2010
Jaye Thompson, Ph.D

*	Chairman of the Board	January 5, 2010
Nola Masterson

/s/ Joseph S. Podolski		January 5, 2010
*By: Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Identification of Exhibit
1.1	Form of Underwriting Agreement.(1)

3.1(a)	Restated Certificate of Incorporation. Exhibit 3.3 to the Company’s Registration Statement on Form SB-2 (No. 33-57728-FW), as amended (“Registration Statement”), is incorporated herein by reference.
3.1(b)	Certificate of Amendment to Restated Certificate of Incorporation. Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 1, 2006 is incorporated herein by reference.

3.1(c)
Certificate of Designation of Series One Junior Participating Preferred Stock dated September 2, 1999. Exhibit A to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A as filed with the Commission on September 3, 1999 (the “Rights Plan Registration Statement”), is incorporated herein by reference.

3.1(d)
Certificate of Amendment to Restated Certificate of Incorporation, dated as of December 16, 2008. Exhibit 3.1(d) to the Company’s Current Report on Form 8-K dated December 23, 2008 is incorporated herein by reference.

3.1(e)
Certificate of Amendment to Restated Certificate of Incorporation, dated as of November 18, 2009. Exhibit 3.1(e) to the Company’s Current Report on Form 8-K dated November 19, 2009 is incorporated herein by reference.

3.2	Restated Bylaws of the Company. Exhibit 3.4 to the Registration Statement is incorporated herein by reference.

4.1	Specimen Common Stock Certificate, $.001 par value, of the Company. Exhibit 4.1 to the Registration Statement is incorporated herein by reference.

4.2
Rights Agreement dated September 1, 1999 between the Company and Computershare Investor Services LLC (as successor in interest to Harris Trust & Savings Bank), as Rights Agent. Exhibit 4.1 to the Rights Plan Registration Statement is incorporated herein by reference.

4.3
First Amendment to Rights Agreement, dated as of September 6, 2002, between the Company, Harris Trust & Savings Bank and Computershare Investor Services LLC. Exhibit 4.3 to Amendment No. 1 to the Rights Plan Registration Statement on Form 8-A/A as filed with the Commission on September 11, 2002 is incorporated herein by reference.

4.4
Second Amendment to Rights Agreement, dated as of October 30, 2002, between the Company and Computershare Investor Services LLC. Exhibit 4.4 to Amendment No. 2 to the Rights Plan Registration Statement on Form 8-A/A as filed with the Commission on October 31, 2002 is incorporated herein by reference.

4.5
Third Amendment to Rights Agreement, dated as of June 30, 2005, between the Company and Computershare Trust Company, Inc. (as successor in interest to Computershare Investor Services, LLC). Exhibit 4.4 to the Company’s Current Report on Form 8-K as filed with the Commission on June 30, 2005 is incorporated herein by reference.

4.6
Fourth Amendment to Rights Agreement, dated as of January 9, 2008, between the Company and Computershare Trust Company, Inc. (as successor in interest to Computershare Investor Services, LLC). Exhibit 4.5 to the Company’s Current Report on Form 8-K as filed with the Commission on January 10, 2008 is incorporated herein by reference.

4.7
Fifth Amendment to Rights Agreement, dated as of October 10, 2008, between the Company and Computershare Trust Company, N.A. Exhibit 4.6 to the Company’s Current Report on Form 8-K as filed with the Commission on October 10, 2008 is incorporated herein by reference.

4.8	Form of Rights Certificate. Exhibit B to Exhibit 4.1 to the Rights Plan Registration Statement is incorporated herein by reference.

+5.1	Opinion of Winstead PC.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

+23.2	Consent of Winstead PC (included in Exhibit 5.1).

+24.1	Power of Attorney (included in the signature page of this registration statement when initially filed).

*  Filed herewith.
+  Previously filed.

(1)  To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference, as applicable.